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                                                                   Exhibit 10.21

[1]
Lease Agreement

MKS Japan Co., Ltd.

Harmonize Building
First and Second Floors

MIFUJI

[2]
Lease Agreement (Offices in Building)
Lessor:  Mifuji Kanzai K.K.
Lessee:  MKS Japan Co., Inc.

The aforementioned Lessor and Lessee conclude this lease agreement according to the terms and conditions set forth below.

Paragraph 1 (Leased Property)
Lessor leases to Lessee, and Lessee leases from Lessor the property indicated below.

Address of Property:                5-17-13, Narita-higashi, Suginami-ku, Tokyo
Structure and Scale the Building: Steel-framed reinforced concrete structure with roof, with one underground floor and eight above ground floors.

Name: Harmonize Building

Leased area:
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First floor: 467.6 square meters (141.7 tsubo)
Second floor: 506.5 square meters (153.5 tsubo)

Paragraph 2 (Purpose of Use)

Lessee shall use the leased property as an office, and shall not use it for any other purpose.

Paragraph 3 (Term of Lease)
The term of the lease is established as set forth below.

A two (2) year period from May 1, 1997 to April 30, 1999 shall be established as the term of the lease.

However, if within at least 6 months but no more than1 year from the date the term of the lease expires, either party indicates to the other party in writing a desire to renew the lease, this lease can be renewed upon the mutual consent of both parties. At the time of the renewal, Lessee shall pay Lessor one month's rent as a renewal few.

Paragraph 4 (Rent)

1. Total Monthly Rent: 4,729,997 yen (including 5% consumption tax of 225,237 yen)

(1) Rent:

First floor: 1,934,205 yen (including 5% consumption tax of 92,105 yen) Second floor: 1,772,925 yen (including 5% consumption tax of 84,425 yen)

(2) Fee for Shared Services
First floor: 490,990 yen (including 5% consumer tax of 23,380 yen) Second floor: 531,877 yen (including 5% consumer tax of 25,327 yen)

[3]
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2. By the end of every month Lessee shall pay the following month's rent by transferring funds to a bank account designated by Lessor, and Lessee shall be responsible for paying the fees for transferring funds.

3. If the term of the lease ends before the end of a month or if the rent is increased or decreased for any other reason, the rent shall be calculated on a per diem basis based on the number of days in that month.

Paragraph 5 (Adjustments to Rent)
The rent in this contract shall be reviewed every two (2) years from the commencement of the lease, and adjustments thereto carried out upon the mutual consent of both parties.

However, if as a result of changes in prices, increases in taxes or other public charges, or changes in other economic conditions, etc., the rent has become unreasonable, Lessor can adjust the rent even before the term of the lease has expired upon the consent of Lessee.

Paragraph 6 (Security Deposit)

1. As security to ensure that Lessee fulfills its obligations as set forth in the terms of this contract, Lessee shall provide 35,306,000 yen, an amount equivalent to ten (10) months rent, to Lessor at the time this contract is signed.

2. When Lessee has failed to pay the rent on time, has caused damages or has failed to fulfill any other of its obligations as set forth in the terms of this contract, upon notification thereof, Lessor is entitled to appropriate all or some of the deposit to pay for such.

3. Lessee shall not be entitled to claim that the possession of the security deposit as established in this contract offsets any monetary obligation Lessee is responsible for paying to Lessor.
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4. In the case of Paragraph 6, Section 2 above, within a week after receiving the notification of appropriation, Lessee must supply the amount necessary to restore the security deposit to the amount prior to the appropriation.

5. Lessee shall not transfer claim to the security deposit to a third party, nor offer such for use as collateral.

Paragraph 7 (Return of the Security Deposit)

When the contract has terminated due to the expiration of the term thereof, Lessor shall return the deposit to Lessee within one month after Lessor has confirmed that Lessee has returned the leased property to its original condition, has completely vacated the premises, and has completed dismantling and removal operations.

Paragraph 8 (Termination of Lease Before Expiration)

If this contract is terminated before it expires due to circumstances of Lessee, or if it is terminated for reasons that are the fault of Lessee, an amount equivalent to 10% of the total in Paragraph 6, Section 1 above shall be paid as compensation.

Paragraph 9 (Category of Project)

None

Paragraph 10 (Responsibility for Expenses)

Lessee shall be responsible for expenses produced as a result of the daily work carried out within the area contracted for use by Lessee, such as the fees for use of utilities such as electricity, water, gas.

[4]

Paragraph 11 (Late Payment Penalty)
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When Lessee is late in paying obligations set forth in this contract, upon notification thereof by Lessor, Lessee shall pay a late payment penalty based on a per annum rate of 14.6%.

Paragraph 12 (Matters to be Reported)

When matters pertaining to any of the following occurs, Lessee must promptly submit a written report of the gist thereof to Lessor.

1. When there has been a significant change with regard to the representative of the company or any other item pertaining to the commercial registration of the company.

2. When a merger, etc., has occurred.

3. When there has been a change in the type of business.

Paragraph 13 (Items Requiring Approval)

If Lessee is to perform any of the following, Lessee must submit a written report of the intentions thereof to Lessor and receive Lessor's approval before carrying out such actions.

1. When Lessee desires to modify or establish new fixtures, furniture, designs or room dividers, etc., of the leased property.

2. When Lessee desires to modify or expand existing equipment which was previously installed by Lessor on the leased property.

3. When Lessee desires to install new auxiliary equipment.

4. When Lessee desires to establish a display such as a signboard, bulletin board, sign, billboard or the like.

However, this restriction shall not apply to cases in which the leased property is not modified or to acts approved by Lessor prior to the contract.

Paragraph 14 (Prohibited Items)
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Lessee is prohibited from carrying out any of the following.

1. Regardless of pretext, any act to transfer the rights in this contract, such as the rights to use, lease, or conduct business on the leased property, etc., to a third party, or to use such as collateral.

2. Any act to sub-lease to a third party or let others use or manage part or all of the leased property.

3. Any change to the purpose of use of the leased property.

4. Any act to display the company name, or post a sign, etc., in a location or using a method other than that which has been designated by Lessor, or any other act to display the name of a third party.

5. Any act that is detrimental to the maintenance and upkeep of the building or any act which cause damage to the building.

6. Any act that disturbs the neighbors.

Paragraph 15 (Responsibility for Repair Expenses)

1. Lessor shall carry out repairs necessary for the maintenance and upkeep of the building itself and its attachments.

2. Lessee shall be responsible for carrying out repairs and replacements on the leased property including those relating to the walls, ceilings, floors, windows, light fixtures and other electrical equipment, gas equipment, water equipment and all such equipment and facilities used daily by Lessee, as well as to all equipment and facilities directly used by clients and visitors of Lessee.

3. If Lessee discovers In the building owned by Lessor that a repair is needed in the area leased by Lessee, Lessee has the obligation to notify Lessor immediately, and even if Lessee is responsible for the repair expenses, repairs shall always be carried out upon consent of Lessor.

[5]
Paragraph 16 (Obligation to Notify)
Lessee must notify Lessor promptly when measures required for maintaining the building must be carried out.

Paragraph 17 (Obligation to Take Necessary Precautions)
Lessee must take the precautions necessary of a good manager when using the leased property.

Paragraph 18 (Entering the Premises for Inspections)

1. Lessor or a party designated by Lessor shall be allowed to enter and inspect the leased property after notifying Lessee, in order to check on the maintenance and upkeep of the building, as well as its sanitation, security and fire prevention status, or for any other reason required for managing the building; Lessor may request that Lessee take appropriate actions or Lessor itself can take any action necessary.

2. In the above case, before entering and inspecting the premises, Lessor shall provide Lessee with notification to that effect, however, this restriction shall not apply in the case of an emergency.

Paragraph 19 (Exemptions)

1. When damages have occurred as a result of a disaster such as an earthquake, fire, or flood, etc., if the Lessee suffers damages originating from or relating to the building equipment and facilities such as those for electricity, gas, water, or the cooling and heating system, etc., despite the Lessor, as landlord and owner of the building, having taken proper care with regard to the maintenance and management thereof, Lessor shall in no way be held responsible for such damage.
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2. Lessor shall not be held responsible when services are interrupted, partially suspended, or the use of the leased property is partially restricted due to inspection, maintenance, repair, or renovation work on the building carried out by Lessor.

Paragraph 20 (Compensation for Damages)

When Lessee, an agent, employee, independent contractor, or any other party related to Lessee, has either intentionally or accidentally damaged or harmed Lessor or a third party, Lessee shall be responsible for providing compensation for the entire amount suffered as a result of such damage.

Paragraph 21 (Taxes and Other Public Charges)

1. Lessor shall be responsible for paying taxes and other public charges on the building stipulated in this contract.

2. When Lessee has installed a sign, billboard or other equipment etc., or has carried out an installation categorized as being a project that is the responsibility of the Lessee, Lessee shall be responsible for paying taxes or other public charges imposed as a result thereof including real estate acquisition taxes and taxes on fixed assets, etc.

Paragraph 22 (Destruction and Damage of  Building)

1. If as a result of a natural disaster, earthquake, or other reason for which neither Lessor nor Lessee is responsible, all or a part of the leased property is destroyed or damaged, Lessor and Lessee shall consult with each other with regard to how to handle the situation after this contract.

2. When all or part of the leased property has been lost or damaged, and it is acknowledged that it would be impossible or extremely difficult to continue this contract, this contract shall be terminated as of that point in time at which the loss or damage occurred.

In this case, the security deposit shall be refunded in accordance with Paragraph 7, Section 1.

[6]
Paragraph 23 (Petition to Terminate Contract Prior to Expiration of Lease)

If Lessee desires to terminate this contract before the lease has expired, six
(6) months prior to the expiration of the lease, Lessee must submit in writing to the other party the reasons for terminating the contract.

Paragraph 24 (Termination of the Contract)

When any of the following has occurred, Lessor can terminate this contract without providing prior notification to Lessee, and if Lessor has suffered damages, Lessor can demand compensation for those damages from Lessee.

1. When Lessee has failed to pay rent or other obligations for two (2) months or more.

2. When Lessee has violated this contract or any of the attachments hereto.

3. When Lessee has violated a provision under Paragraph 12.

4. When a foreclosure, compulsory execution, bankruptcy, composition proceedings, or consolidation, reorganization or dissolution of the corporation has occurred.

Paragraph 25 (Obligation to Dismantle, Remove from and Vacate the Premises)

1. If this contract is terminated before it expires due to circumstances of Lessee, or is terminated because the term of the lease agreement has expired, Lessee shall, at the expense of the Lessee, promptly return the leased property to its original condition, and shall completely vacate the premises by the date designated by Lessor.

2. In the preceding case, when vacating the premises Lessee shall not leave any fixtures, equipment, devices, furnishings or any other object in the leased property.
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However, upon the consent of the Lessor, objects may remain on the premises without remuneration.


3. In the case of Section 1 above, if Lessee does not vacate the leased property promptly before the date designated by Lessor, from the day after the expiration date of this contract up until the date by which the premises have been completely vacated, Lessee shall pay compensation to Lessor which is double the amount of the regular rent and shall also pay an appropriate amount to cover expenses; and if Lessor sustains damages as a result of the delay in Lessee's vacating of the premises, Lessee shall also pay compensation to Lessor for such damages.

4. In the preceding case, if Lessee does not promptly complete dismantling and removal, Lessor shall take measures for dismantling and removal at the expense of Lessee, and Lessee shall not object to this action.

5. In the preceding case, Lessee shall pay compensation to Lessor which is double the amount of the regular rent and shall also pay an appropriate amount to cover expenses; and if Lessor sustains damages as a result of the delay in Lessee's dismantling and removing property from the premises, Lessee shall also pay compensation to Lessor for such damages.

Paragraph 26 (Demands for Purchasing Installations, etc.)

Lessee can for no reason demand any reimbursement to cover expenses incurred when vacating the leased property or dismantling and removing property therefrom, nor can the Lessee demand a refund to cover the necessary costs associated with expenditures on fixtures and equipment and expenditures benefiting Lessor, nor demand moving expenses, dispossession expenses, or concession money, etc. Also, Lessee can not demand that Lessor purchase any installations, fixtures, decorations, or equipment ,etc., that have been established in the leased property at the Lessee's own expense.

[7]

Paragraph 27 (Drafting of Notarized Document)

For the purpose of making the content of this contract explicit, when requested by either Lessor or Lessee, this contract can at any time be handed over to a Notary Public and a notarized document drafted.

Paragraph 28 (Court of Jurisdiction)

Should a dispute arise with regard to the rights and responsibilities relating to this contract, the Tokyo District Court shall be the court of jurisdiction.

Paragraph 29 (Special Clauses)

1. Lessor gives permission to Lessee to exhibit merchandise and equipment of the work site in the leased rooms.

2. Use of storage room(s) and closet(s) not included in the leased rooms shall be allowed during the term of the lease.

Paragraph 30 (Other items)

Lessor and Lessee shall carry out the terms of this contract honestly. If questions should arise concerning items not laid out in this contract, or if doubt should arise with regard to the interpretation of an item in this contract, both parties shall deliberate on the matter with sincerity and honesty and endeavor to resolve any differences in accordance with civil laws, other laws and regulations, and commercial customs.

As proof of this lease agreement, two copies thereof shall be made, signed and sealed by both Lessor and Lessee, with one copy to remain in the possession of each signatory.

April 21, 1997

Lessor
Address: 5-17-13, Narita-higashi, Suginami-ku, Tokyo
Name: Mifuji Kanzai K.K.
C.E.O.: Yuichiro Sato [Seal]

Lessee
1-20-32, Miyamae, Suginami-ku, Tokyo
Name: MKS Japan Inc.
C.E.O.: Kiyoshi Hoshino [Seal]

1-20-32 Miyamae, Suginami-ku, Tokyo
Name: MKS Japan Inc.
C.E.O.: John R. Bertucci [Seal]

[8]
Agreement

As proof of the agreement relating to the lease of the1st and 2nd floors (offices in the building) of the Harmonize Building, two copies shall be made thereof, and each shall be signed and sealed by both Lessor and Lessee, with one copy to remain in the possession of each signatory.

Items of the Agreement:
1. At that point in time when the rent has been adjusted when the lease agreement is renewed, we agree that the amount of the security deposit shall be increased or decreased based on the difference with the previous rent.

2. Six (6) months before the term of the lease agreement has expired, both the Lessor and the Lessee shall indicate their intentions to the other party in writing. Also, if the indication of the intentions of either party is accidentally delayed, both Lessor and Lessee shall handle this matter with sincerity and honesty.

April 21, 1997

Lessor
Address: 5-17-13 Narita-higashi, Suginami-ku, Tokyo
Name: Mifuji Kanzai K.K.
C.E.O.: Yuichiro Sato [Seal]

Lessee
1-20-32 Miyamae, Suginami-ku, Tokyo
Name: MKS Japan Inc.
C.E.O.: Kiyoshi Hoshino [Seal]

[9]

Security Deposit Receipt
[Revenue stamp]

To: MKS Japan Inc.

We hereby accept payment and shall retain throughout the term of the lease 35,306,000 yen as a security deposit as set forth in the lease agreement for leasing the1st and 2nd floors of the Harmonize Building.

April 21, 1997

Lessor
Mifuji Kanzai K.K.
C.E.O.: Yuichiro Sato

[10]
Mifuji Group K.K.
Mifuji Kanzai K.K.

5-17-13 Narita-higashi,
Suginami-ku, Tokyo, 116
Harmonize Building 8F
Tel: 03-3393-6661 (Main)
Fax: 03-3393-6660
Governor of Tokyo (7): #30401: Corporation/Member of Tokyo Association of Real Estate Agents, Suginami Branch

                   [THE LEGAL TRANSLATING SERVICE LETTERHEAD]


                          CERTIFICATION OF TRANSLATION


                         COMMONWEALTH OF MASSACHUSETTS
                              COUNTY OF MIDDLESEX
                        On this day of November 13, 1997

                               Gregory J. Krauth

of the Legal Translating Service, a division of Linguistic Systems, Inc., 130 Bishop Richard Allen Drive, Cambridge, Massachusetts 02139, being duly sworn, declared the attached translation to have been made faithfully of his own knowledge by himself and that the attached translation is a true and correct English version of the original document, to the best of his knowledge and belief.

     His qualifications as translator include familiarity with English as a native language and with Japanese as an acquired language, and with said languages as languages of instruction and use for more than 10 years, and that he received a Master's degree from Indiana University and that he is employed as a freelance translator by Linguistic Systems, Inc.


                                   My commission expires March 16, 2001


                                        /s/ Hugh McAden Oechler
                                        Hugh McAden Oechler
                                        Notary Public